                                                                    EXHIBIT 10.1

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of August 19, 2004

                                      among

                           ENCORE ACQUISITION COMPANY,
                                as the Borrower,

                             ENCORE OPERATING, L.P.
                                 as a Guarantor,

                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and L/C Issuer,

                  FORTIS CAPITAL CORP. and WACHOVIA BANK, N.A.,
                            as Co-Syndication Agents,

                         BNP PARIBAS and CITIBANK, N.A.,
                           as Co-Documentation Agents,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                            Page
-------                                                                                                            ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS......................................................................    1
         1.01     Defined Terms..................................................................................    1
         1.02     Other Interpretive Provisions..................................................................   26
         1.03     Accounting Terms...............................................................................   27
         1.04     Rounding.......................................................................................   27
         1.05     Times of Day...................................................................................   28
         1.06     Letter of Credit Amounts.......................................................................   28
         1.07     Petroleum Terms................................................................................   28

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS................................................................   28
         2.01     Loans..........................................................................................   28
         2.02     Borrowings, Conversions and Continuations of Loans.............................................   28
         2.03     Letters of Credit..............................................................................   30
         2.04     Prepayments....................................................................................   38
         2.05     Termination or Reduction of Commitments........................................................   40
         2.06     Repayment of Loans.............................................................................   40
         2.07     Interest.......................................................................................   40
         2.08     Fees...........................................................................................   41
         2.09     Computation of Interest and Fees...............................................................   41
         2.10     Evidence of Debt...............................................................................   41
         2.11     Payments Generally; Administrative Agent's Clawback............................................   42
         2.12     Sharing of Payments by Lenders.................................................................   44
         2.13     Borrowing Base.................................................................................   44

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................   46
         3.01     Taxes..........................................................................................   46
         3.02     Illegality.....................................................................................   49
         3.03     Inability to Determine Rates...................................................................   49
         3.04     Increased Costs; Reserves on Eurodollar Rate Loans.............................................   49
         3.05     Compensation for Losses........................................................................   51
         3.06     Mitigation Obligations; Replacement of Lenders.................................................   52
         3.07     Survival.......................................................................................   52

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS............................................................   52
         4.01     Conditions of Initial Credit Extension.........................................................   52
         4.02     Conditions to all Credit Extensions............................................................   55

ARTICLE V. REPRESENTATIONS AND WARRANTIES........................................................................   56
         5.01     Existence and Power of Each Borrower-Related Party.............................................   56
         5.02     Credit Party and Governmental Authorization; Contravention.....................................   56
         5.03     Binding Effect.................................................................................   57
         5.04     Financial Information..........................................................................   57
         5.05     Litigation.....................................................................................   57
         5.06     ERISA Compliance...............................................................................   58
         5.07     Taxes and Filing of Tax Returns................................................................   58
         5.08     Ownership of Properties Generally..............................................................   59

         5.09     Mineral Interests..............................................................................   59
         5.10     Licenses, Permits, Etc.........................................................................   60
         5.11     Compliance with Law............................................................................   60
         5.12     Full Disclosure................................................................................   60
         5.13     Organizational Structure; Nature of Business...................................................   60
         5.14     Environmental Matters..........................................................................   60
         5.15     Burdensome Obligations.........................................................................   61
         5.16     Fiscal Year....................................................................................   61
         5.17     No Default.....................................................................................   61
         5.18     Government Regulation..........................................................................   62
         5.19     Insider........................................................................................   62
         5.20     Gas Balancing Agreements and Advance Payment Contracts.........................................   62
         5.21     Insurance......................................................................................   62
         5.22     Subsidiaries; Equity Interests.................................................................   62

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................   62
         6.01     Information....................................................................................   62
         6.02     Business of Borrower-Related Parties...........................................................   65
         6.03     Maintenance of Existence.......................................................................   65
         6.04     Title Data.....................................................................................   65
         6.05     Books and Records; Right of Inspection.........................................................   65
         6.06     Maintenance of Insurance.......................................................................   66
         6.07     Payment of Taxes and Claims....................................................................   66
         6.08     Compliance with Laws and Documents.............................................................   66
         6.09     Operation of Properties and Equipment..........................................................   66
         6.10     Environmental Law Compliance...................................................................   67
         6.11     ERISA Reporting Requirements...................................................................   67
         6.12     Additional Documents...........................................................................   68
         6.13     Environmental Review...........................................................................   68
         6.14     Security.......................................................................................   69
         6.15     Title Opinions.................................................................................   70
         6.16     Guarantees.....................................................................................   70

ARTICLE VII. NEGATIVE COVENANTS..................................................................................   70
         7.01     Incurrence of Debt.............................................................................   70
         7.02     Restricted Payments............................................................................   70
         7.03     Negative Pledge................................................................................   71
         7.04     Consolidations and Mergers.....................................................................   71
         7.05     Dispositions...................................................................................   71
         7.06     Amendments to Organizational Documents; Other Material Agreements..............................   72
         7.07     Use of Proceeds................................................................................   72
         7.08     Investments....................................................................................   73
         7.09     Transactions with Affiliates...................................................................   74
         7.10     Hedge Transactions.............................................................................   74
         7.11     Fiscal Year....................................................................................   74
         7.12     Change in Business.............................................................................   74
         7.13     Financial Covenants............................................................................   74

         7.14     Burdensome Agreements..........................................................................   74
         7.15     Designation of Unrestricted Subsidiaries.......................................................   75

ARTICLE VIII. DEFAULTS...........................................................................................   77
         8.01     Events of Default..............................................................................   77
         8.02     Remedies Upon Event of Default.................................................................   78
         8.03     Application of Funds...........................................................................   79

ARTICLE IX. ADMINISTRATIVE AGENT.................................................................................   80
         9.01     Appointment and Authority......................................................................   80
         9.02     Rights as a Lender.............................................................................   80
         9.03     Exculpatory Provisions.........................................................................   80
         9.04     Reliance by Administrative Agent...............................................................   81
         9.05     Delegation of Duties...........................................................................   81
         9.06     Resignation of Administrative Agent............................................................   82
         9.07     Non-Reliance on Administrative Agent and Other Lenders.........................................   83
         9.08     No Other Duties, Etc...........................................................................   83
         9.09     Administrative Agent May File Proofs of Claim..................................................   83
         9.10     Collateral and Guaranty Matters................................................................   84

ARTICLE X. MISCELLANEOUS.........................................................................................   84
         10.01    Amendments, Etc................................................................................   84
         10.02    Notices; Effectiveness; Electronic Communication...............................................   85
         10.03    No Waiver; Cumulative Remedies.................................................................   87
         10.04    Expenses; Indemnity; Damage Waiver.............................................................   87
         10.05    Payments Set Aside.............................................................................   89
         10.06    Successors and Assigns.........................................................................   89
         10.07    Treatment of Certain Information; Confidentiality..............................................   93
         10.08    Right of Setoff................................................................................   93
         10.09    Interest Rate Limitation.......................................................................   94
         10.10    Counterparts; Integration; Effectiveness.......................................................   94
         10.11    Survival of Representations and Warranties.....................................................   94
         10.12    Severability...................................................................................   94
         10.13    Replacement of Lenders.........................................................................   95
         10.14    Governing Law; Jurisdiction; Etc...............................................................   95
         10.15    Waiver of Jury Trial...........................................................................   96
         10.16    USA PATRIOT Act Notice.........................................................................   96
         10.17    Time of the Essence............................................................................   97
         10.18    Special Provisions.............................................................................   97
         10.19    ENTIRE AGREEMENT...............................................................................   98

         SIGNATURES................................................................................................S-1

SCHEDULES

2.01     Commitments and Applicable Percentages
5.05     Litigation
5.13     Organizational Structure; Nature of Business
5.14     Environmental Matters
5.22     Subsidiaries; Other Equity Investments
10.02    Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

            FORM OF
A        Loan Notice
B        Note
C        Compliance Certificate
D        Assignment and Assumption
E        Guaranty
F        Pledge Agreement
G        Letter of Credit Application
H        Opinion
I        Certificate of Ownership Interests
J        Lender Addendum

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of August 19, 2004, among ENCORE ACQUISITION COMPANY, a Delaware corporation (the "Borrower"), ENCORE OPERATING, L.P., a Texas limited partnership ("Operating"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as Co-Syndication Agents, and BNP Paribas and Citibank, N.A., as Co-Documentation Agents.

      The Borrower and Operating have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Addendum" means an instrument, substantially in the form of Exhibit J, by which a Lender becomes a party to this Agreement as of the Closing Date.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Advance Payment Contract" means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any Credit Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Agents" means, collectively, Administrative Agent, Fortis Capital Corp. and Wachovia Bank, N.A., as Co-Syndication Agents, and BNP Paribas and Citibank, N.A., as Co-Documentation Agents.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Amended and Restated Credit Agreement.

      "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

        "Applicable Margin" means, on any date, with respect to each Loan, an amount determined by reference to the ratio of Total Outstandings to the Borrowing Base on such date in accordance with the table below:

RATIO OF TOTAL OUTSTANDINGS                             APPLICABLE MARGIN FOR      APPLICABLE MARGIN FOR BASE
     TO BORROWING BASE                                  EURODOLLAR RATE LOANS               RATE LOANS
< .40 to 1                                                     1.000%                         0.000%

> or = .40 to 1 < .75 to 1                                     1.250%                         0.000%

> or = .75 to 1 < .90 to 1                                     1.500%                         0.250%

> or = .90 to 1                                                1.750%                         0.500%

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Afiliate of an entity that administers or manages a Lender.

      "Approved Petroleum Engineer" means Miller and Lents or any other reputable firm of independent petroleum engineers as shall be selected by the Borrower and approved by Required Lenders, such approval not to be unreasonably withheld.

      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

      "Asset Disposition" means the sale, assignment, transfer, exchange or other disposition by any Credit Party of (i) any Borrowing Base Property or (ii) all or substantially all of its right, title and interest in any Restricted Subsidiary owning any Borrowing Base Property.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

      "Availability" means, as of any date, the remainder of (a) the Borrowing Base in effect on such date, minus (b) the Total Outstandings on such date.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrower-Related Parties" means, collectively, the Borrower, each Restricted Subsidiary of the Borrower and each Unrestricted Subsidiary of the Borrower, and "Borrower-Related Party" means any one of the foregoing.

      "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Borrowing Base" means the loan value attributable to certain of the Credit Parties' Mineral Interests as determined in accordance with Section 2.13 hereof.

      "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which the Total Outstandings on such date exceed the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, L/C Obligations will not be deemed to be outstanding to the extent they are secured by cash in the manner contemplated by
Section 2.03(g).

      "Borrowing Base Properties" means all Mineral Interests evaluated by the Lenders for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the Closing Date constitute all of the Mineral Interests described in the Initial Reserve Report.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Cash Collateral" means cash or deposit account balances.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Certificate of Ownership Interests" means a means a certificate substantially in the form of Exhibit I.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means the occurrence of any of the following whether voluntarily or involuntarily, including by operation of law:

      (a) except as permitted by Section 7.04 and/or Section 7.05 Operating or any other Credit Party (other than the Borrower) shall cease to be a wholly owned Subsidiary of the Borrower;

      (b) any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than one or more Designated Stockholders, is or becomes the "beneficial owner" (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting stock of the Borrower; provided, however, that the Designated Stockholders beneficially own (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of the Borrower than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower (for the purposes of this clause (b), such other person shall be deemed to beneficially own any voting stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (b)), directly or indirectly, of more than 35% of the voting power of the voting stock of such parent entity and the Designated Stockholders beneficially own (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

      (c) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with (A) any new directors whose election by such board of directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of the majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and (B) any representative of a Designated Stockholder) cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Commitment Fee Percentage" means, on any date, the percentage determined pursuant to the table below based on the ratio of the Total Outstandings on such date to the Borrowing Base in effect on such date:

RATIO OF TOTAL OUTSTANDINGS TO
        BORROWING BASE                                 COMMITMENT FEE PERCENTAGE
< .40 to 1                                                     0.250%

> or = .40 to 1 < .75 to 1                                     0.375%

> or = .75 to 1 < .90 to 1                                     0.375%

> or = .90 to 1                                                0.500%

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

      "Consolidated Current Assets" means, "at any time," the sum of (a) the current assets of the Borrower and its Consolidated Restricted Subsidiaries at such time, plus (b) the Availability at such time.

      "Consolidated Current Liabilities" means, at any time, the current liabilities of the Borrower and its Consolidated Restricted Subsidiaries at such time, but, in the case of the Borrower, excluding current maturities of Long Term Debt of the Borrower and its Consolidated Restricted Subsidiaries outstanding at such time.

      "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the Borrower and its Consolidated Restricted Subsidiaries for such period, plus each of the following determined for the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis for such period: (a) any provision for (or less any benefit from) income or franchise Taxes included in determining Consolidated Net Income; (b) Consolidated Net Interest Expense deducted in determining Consolidated Net Income; (c) depreciation, depletion and amortization expense deducted in determining Consolidated Net Income; (d) other non-cash charges deducted in determining Consolidated Net Income to the extent not already included in clauses (b) and (c) of this definition, and (e) any unrealized non-cash gains or losses or charges in respect of any Hedge Transactions resulting from the requirements of FAS 133 to the extent not already included in clause (d) of this definition.

      "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than the Borrower's Consolidated Restricted Subsidiaries) in which the Borrower or any of its Consolidated Restricted Subsidiaries has an ownership interest, unless received by the Borrower or any of its Consolidated Restricted Subsidiaries in a cash dividend, cash interest payment or other cash distribution; (b) any after-tax gains attributable to asset dispositions; (c) to the extent not included in clauses (a) and (b) above, any after-tax (i) extraordinary gains (net of extraordinary losses), or (ii) non-cash nonrecurring gains; (d) non-cash or nonrecurring charges; and (e) any unrealized non-cash gains or losses or charges in respect of any Hedge Transactions resulting from the requirements of FAS 133.

      "Consolidated Net Interest Expense" means, the Borrower and its Consolidated Restricted Subsidiaries for any period, the remainder of the following for the Borrower and its Consolidated Restricted Subsidiaries for such period: (a) interest expense, minus (b) interest income.

      "Consolidated Restricted Subsidiary" or "Consolidated Restricted Subsidiaries" means any Subsidiary or other entity, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements, excluding each Unrestricted Subsidiary.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Credit Parties" means, collectively, the Borrower, Operating and each other Restricted Subsidiary of the Borrower and "Credit Party" means any one of the foregoing.

      "Debt" means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which have not been outstanding for more than ninety (90) days past the invoice date, (g) all obligations of such Person secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person (the amount of such obligation being deemed to be the lesser of the liquidation value of such property or asset and the amount of the obligation so secured), and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (h) preceding.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Designated Stockholders" means (a) I. Jon Brumley, (b) Jon S. Brumley,
(c) Warbug Pincus Equity Partners L.P., (d) trusts, the sole beneficiaries and trustees of which are the individuals listed in clauses (a) and (b) above or their immediate family members, (e) corporations, partnerships and other entities (i) of which the individuals listed in clauses (a) and (b) above or their immediate family members are the beneficial owners of all capital stock and other equity or voting interests, and (ii) that are controlled by such individuals and their immediate family members, and (f) any Affiliates as of the Closing Date or successors of any of the entities listed in clauses (c) and (d) above.

      "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.

      "Dollar" and "$" mean lawful money of the United States.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

      "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Borrower-Related Party involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by any Borrower-Related Party, (b) a Hazardous Discharge caused, in whole or in part, by any Borrower-Related Party or by any Person acting on behalf of or at the instruction of any Borrower-Related Party, or (c) any violation of any Environmental Law by any Borrower-Related Party.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Borrower-Related Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (c) exposure to any Hazardous Substance, (d) the release or threatened release of any Hazardous Substance into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower-Related Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by any Borrower-Related Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower-Related Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower-Related Party or any ERISA Affiliate.

      "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest

      Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

      "Existing Credit Agreement" means that certain Credit Agreement dated as of June 25, 2002, entered into by and among the Borrower, Operating, Fleet National Bank, as administrative agent, and the financial institutions a party thereto.

      "Existing Letters of Credit" means all Letters of Credit (as defined in the Existing Credit Agreement) issued and outstanding under the Existing Credit Agreement.

      "Exiting Lenders" shall have the meaning set forth in Section
4.01(a)(xix).

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement, dated July 20, 2004, among the Borrower, the Administrative Agent and the Arranger.

      "First Tier Restricted Subsidiary" has the meaning specified in the definition of Pledge Agreement.

      "Fiscal Quarter" means the three (3) month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

      "Fiscal Year" means a twelve (12) month period ending December 31.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Gas Balancing Agreement" means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral

Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Granting Lender" has the meaning specified in Section 10.06(h).

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien) (the amount of such Debt or other obligation being deemed to be the lesser of the liquidation value of such property or asset and the amount of the Debt or other obligation so secured). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means, collectively, Operating and all Restricted Subsidiaries of the Borrower.

      "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E.

      "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Borrower-Related Party or any real property owned, leased or operated by any other party.

      "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Environmental Law or which is otherwise regulated by any Environmental Law or is required to be investigated and/or remediated by or pursuant to any Environmental Law.

      "Hedge Transaction" means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly includes Oil and Gas Hedge Transactions.

      "Hydrocarbons" means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

      "Immaterial Title Deficiencies" means, with respect to Borrowing Base Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentage and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect Borrowing Base Properties with a Recognized Value greater than two percent (2%) of the Recognized Value of all such Borrowing Base Properties.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning specified in Section 10.04(b).

      "Initial Reserve Report" means the internal engineering and economic analysis of such Borrowing Base Properties prepared as of March 31, 2004 by the Borrower's in-house staff.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such

      Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Maturity Date.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Debt of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of Section 7.08, the amount of any Restricted Investments outstanding under Section 7.08(i) or (j) shall be the amount actually invested (without adjustment for subsequent increases or decreases in the value of such Restricted Investment) reduced by the cash proceeds received upon the sale, liquidation, repayment or disposition of all or any part of any such Restricted Investments (less all costs thereof) and other cash received in respect of all or any part of any such Restricted Investments, whether as income or as a return of capital, in an aggregate amount up to but not in excess of the amount of all Restricted Investments permitted to be outstanding pursuant to the applicable subsection. For purposes of the definition of "Unrestricted Subsidiary" and the definition of "Restricted Investment": (x) "Investment" shall include the portion (proportionate to the Borrower's Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Borrower's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Borrower's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (y) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Borrower.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lender" has the meaning specified in the introductory paragraph hereto.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

      "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer (the form of letter of credit application customarily used by Administrative Agent on the date hereof is attached hereto as Exhibit G); provided, that, and notwithstanding anything to the contrary contained herein, in the event of any conflict between any of the terms and provisions of this Agreement and the terms and provisions of any Letter of Credit Application executed and delivered by the Borrower, the terms and provisions of this Agreement shall control.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Fee" means, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of L/C Obligations during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate L/C Obligations) determined by reference to the ratio of Total Outstandings to the Borrowing Base in effect on the date such Letter of Credit is issued in accordance with the table below:

    RATIO OF TOTAL
   OUTSTANDINGS TO                                      PER ANNUM LETTER OF
    BORROWING BASE                                          CREDIT FEE
< .40 to 1                                                    1.000%

> or = .40 to 1 < .75 to 1                                    1.250%

> or = .75 to 1 < .90 to 1                                    1.500%

> or = .90 to 1                                               1.750%

      Such fee shall be payable in accordance with the terms of Section 2.03(i).

      "Letter of Credit Sublimit" means, at any time, an amount equal to 15% of the Borrowing Base then in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Limited Recourse Equity Pledge" means the pledge of Equity Interests in any Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary pursuant to an agreement that expressly states that the pledgee shall have no recourse to the pledgor or any of its assets or revenues under any circumstance other than recourse to the Equity Interests of the Unrestricted Subsidiary that are described in such pledge.

      "Loan" has the meaning specified in Section 2.01.

      "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Pledge Agreement, the Guaranty, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

      "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Long Term Debt" means Debt which matures more than one year from the date it is incurred, or which can be extended at the option of the obligor(s) to a date more than one year from the date it is incurred.

      "Margin Regulations" means Regulations T, U and X of the FRB, as in effect from time to time.

      "Margin Stock" means "margin stock" as defined in Regulation U of the FRB, as in effect from time to time.

      "Material Adverse Change" means any circumstance or event that has had a Material Adverse Effect.

      "Material Adverse Effect" means a material adverse effect on (a) the assets, properties, financial condition or business operations of any Borrower-Related Party, (b) the right or ability of any Credit Party to fully, completely and timely perform its obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document against any Credit Party (to the extent a party thereto), or (d) the validity, perfection or priority of any Lien on any of the assets intended to be created under or pursuant to any Loan Document to secure the Obligations.

      "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

      "Material Gas Imbalance" means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net gas imbalance liability to any Credit Party in excess of $1,000,000.

      "Maturity Date" means August 19, 2009.

      "Maximum Rate" shall have the meaning set forth in Section 10.09.

      "Mineral Interests" means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interest, production payment, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.

      "Monthly Date" means the last day of each calendar month.

      "Mortgage Required Reserve Value" means Proved Mineral Interests that have a Recognized Value of not less than eighty-percent (80%) of the Recognized Value of all Proved Mineral Interests held by the Credit Parties.

      "Mortgages" means all mortgages, deeds of trust, security agreements, pledge agreements and similar documents, instruments and agreements creating, evidencing, perfecting or otherwise establishing the Liens required by Section
6.14 hereof in the Proved Mineral Interests of any Credit Party as may heretofore or may hereafter be granted or assigned to Administrative Agent to secure payment of the Obligations or any part thereof. All Mortgages shall be in form and substance satisfactory to Administrative Agent in its sole discretion.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower-Related Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Cash Proceeds" means the remainder of (a) the gross cash proceeds received by any Credit Party from any Asset Disposition less (b) commissions, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs, including, without limitation, indemnification and other post-closing obligations and reserves related to any such Asset Disposition, in each case only to the extent paid or payable by a Credit Party in cash and related to such Asset Disposition.

      "Non-Recourse Debt" means Debt of a Subsidiary: (a) as to which neither the Borrower nor any Restricted Subsidiary (i) provides credit support of any kind, including any Guarantee, undertaking, agreement or instrument that would constitute Debt or any Lien on any of its assets or revenues, other than a Limited Recourse Equity Pledge, (ii) is directly or indirectly liable as a partner, guarantor or otherwise or (iii) is the lender; (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of Debt of the Borrower or any Restricted Subsidiary to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders of such Debt, or if represented by a trustee, such trustee, have been notified in writing that such lenders will not have any recourse to the Borrower, any Restricted Subsidiary or any assets of any of them, other than a Limited Recourse Equity Pledge.

      "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, or arising under any Hedge Transactions entered into by a Credit Party with any Lender or any Affiliate of any Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Oil and Gas Hedge Transaction" means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.

      "Operating" means Encore Operating, L.P., a Texas limited partnership.

      "Organization Document" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Original Issuance" has the meaning set forth in the definition of Permitted Subordinate Debt.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

      "Participant" has the meaning specified in Section 10.06(d)

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower-Related Party or any ERISA Affiliate or to which any Borrower-Related Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Cash Equivalent Investments" means (a) readily marketable direct obligations of the United States (or investments in mutual funds or similar funds which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000, and (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service.

      "Permitted Encumbrances" means with respect to any asset:

            (a) Liens (if any) securing the Obligations (including, without limitation, indebtedness, liabilities and obligations pursuant to any Hedge Transaction entered into by a Credit Party with any Lender or any Affiliate of any Lender);

            (b) minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Credit Party that are customarily granted in the oil and gas industry;

            (c) (i) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests, or (ii) Liens on pipeline or pipeline facilities which arise out of operation of law, or
(iii) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business, provided that, in the case of any Lien described in the foregoing clause (i), (ii) or (iii), such Lien secures obligations that are not Debt and are not delinquent (except to the extent permitted by Section 6.07), and such Lien has no material adverse effect on the value or operation of the property encumbered thereby;

            (d) contractual or statutory mechanic's, materialmen's, warehouseman's, journeyman's and carrier's Liens and other similar Liens arising in the ordinary course of business which are not delinquent (except to the extent permitted by Section 6.07);

            (e) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are not required to be paid subject to satisfaction of the conditions set forth in Section 6.07;

            (f) lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; and

            (g) Liens encumbering assets securing Debt incurred to finance the purchase of such assets (including Liens in respect of capital leases), provided, that (i) the principal amount of the Debt secured by a purchased asset shall not exceed one hundred percent (100%) of the purchase price of such asset,
(ii) such Liens shall not extend to or encumber any other asset of any Credit Party, (iii) such Liens shall attach to such purchased asset substantially simultaneously with the purchase of such asset, and (iv) the Debt secured by such Liens is permitted by Section 7.01(d);

            (h) Liens securing Hedge Transactions, including, without limitation, pledges of cash or cash equivalents, provided, that, (i) such Hedge Transactions comply with Section 7.10 to the extent applicable, and (ii) the aggregate amount of cash or cash equivalents pledged (or the fair market value of other, non-cash collateral pledged) shall not, at any time, exceed ten percent (10%) of the Borrowing Base then in effect; and

            (i) to extent and only to the extent that such Liens secure Debt permitted under Section 7.01(d), (i) any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary or becomes a Subsidiary (and not incurred in anticipation of or in connection with such transaction), and (ii) any Lien existing on any property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Borrower or the Restricted Subsidiaries (other than all improvements, additions and accessions thereto and products and proceeds thereof);

            (j) Liens securing any Special Mandatory Redemption Escrow Account; and

            (k) rights of first refusal, purchase options and similar rights granted pursuant to joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents that have been disclosed to the Administrative Agent in writing;

            (l) Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Debt) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

            (m) pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

            (n) Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of the Borrower or any of its Subsidiaries to the extent any such defeasance is not prohibited by this Agreement; customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement; and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (i) limiting the transfer of properties and assets pending consummation of the subject transaction and (ii) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder;

            (o) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of such Person; rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of such Person, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by such Person; any obligation or duties affecting the property of such Person to any municipality or governmental, statutory or public authority with respect to any franchise, grant, license or permit;

            (p) Limited Recourse Equity Pledges; and

            (q) to the extent not included in clauses (a) through (p) above, Permitted Encumbrances under and as defined in the Mortgages.

      "Permitted Refinancing" means any Debt of the Borrower, and Debt constituting Guarantees thereof by Restricted Subsidiaries, issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace (whether or not contemporaneously), defease or refund, other Debt of the Borrower, in whole or in part, from time to time; provided that:

            (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); and

            (ii) such Permitted Refinancing otherwise meets the criteria of subsections (1), (2) and (3) of item (c) of the definition of Permitted Subordinate Debt.

      "Permitted Subordinate Debt" means, collectively, (a) Debt of the Borrower, and Debt constituting Guarantees thereof by Restricted Subsidiaries, resulting from the issue of the Borrower's 8.375% Senior Subordinated Notes Due 2012 in an aggregate outstanding principal balance of $150,000,000 (the "Original Issuance"), (b) Debt of the Borrower, and Debt constituting Guarantees thereof by Restricted Subsidiaries, resulting from the issuance of the Borrower's 6.25% Senior Subordinated Notes Due 2014 in an outstanding principal balance of $150,000,000, (c) Debt of the Borrower, and Debt constituting Guarantees thereof by Restricted Subsidiaries, resulting from the issue of the Borrower's senior subordinated unsecured notes, which (1) is fully subordinated to the Obligations to the same extent set forth in the Original Issuance, unless otherwise approved by Required Lenders, (2) is not subject to negative covenants or events of default (or other provisions which have the same effect as negative covenants or events of default) which, taken as a whole, are materially more restrictive on the Borrower than those set forth in the Original Issuance, unless otherwise approved by Required Lenders, and (3) does not have a maturity date prior to the maturity date relative to the Original Issuance, and any Permitted Refinancing of any Debt incurred under this clause (c), provided that the aggregate principal amount of any Debt at any time outstanding under this clause (c) plus all Permitted Refinancings thereof pursuant to the following clause (d) (or, if such Debt is issued at a discount, the initial issuance price thereof) shall not exceed $150,000,000 in the aggregate (plus, in the case of such Permitted Refinancing, the amount of any premiums paid and reasonable expenses incurred in connection with any such Permitted Refinancing), and (d) any Permitted Refinancing of items (a), (b) and
(c).

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Borrower-Related Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Pledge Agreement" means a pledge agreement substantially in the form of Exhibit F attached hereto to be executed by (i) the Borrower, pursuant to which the Borrower shall pledge to Administrative Agent, for the ratable benefit of the Lenders, all of the issued and outstanding Equity Interests owned by the Borrower of each existing or hereafter created or acquired Restricted Subsidiary of the Borrower, and (ii) each existing and future Restricted Subsidiary of the Borrower (any such Restricted Subsidiary is referred to herein as a "First Tier Restricted Subsidiary"), pursuant to which such First Tier Restricted Subsidiary shall pledge to Administrative Agent, for the ratable benefit of the Lenders, all of the issued and outstanding Equity Interests owned by such First Tier Restricted Subsidiary of each existing or hereafter created Restricted Subsidiary of such First Tier Restricted Subsidiary to secure the Obligations.

      "Proved Mineral Interests" means, collectively, Proved Producing Mineral Interests, Proved Non-producing Mineral Interests, and Proved Undeveloped Mineral Interests.

      "Proved Non-producing Mineral Interests" means all Mineral Interests which constitute proved developed non-producing reserves.

      "Proved Producing Mineral Interests" means all Mineral Interests which constitute proved developed producing reserves.

      "Proved Undeveloped Mineral Interests" means all Mineral Interests which constitute proved undeveloped reserves.

      "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 as amended from time to time.

      "Recognized Value" means, with respect to Mineral Interests, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests as determined by the Administrative Agent for purposes of determining the portion of the Borrowing Base which it attributes to such Mineral Interests in accordance with Section
2.13 hereof.

      "Redetermination" means (i) any Scheduled Redetermination, (ii) any Special Redetermination, or (iii) any redetermination pursuant to Sections 2.13(d) or (e).

      "Redetermination Date" means (a) with respect to any Scheduled Redetermination, each June 1 and December 1, commencing June 1, 2005, (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Business Days following the date of a request for a Special Redetermination, and (c) with respect to any redetermination pursuant to
Section 2.13(d), the date upon which any Credit Party completes any Asset Disposition.

      "Register" has the meaning specified in Section 10.06(c).

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

      "Required Lenders" means, as of any date of determination, at least two Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by the Credit Parties, in form and substance reasonably acceptable to Required Lenders, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered pursuant to Section 2.13(a) shall be prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by the Borrower's in-house staff. Notwithstanding the foregoing, in connection with any Special Redetermination requested by the Borrower, the Reserve Report shall be in form and scope mutually acceptable to the Borrower and Required Lenders. Until superseded, the Initial Reserve Report shall be considered a Reserve Report.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

      "Restricted Investment" means Investments in Unrestricted Subsidiaries (including any Investment in any Subsidiary at the time of its designation as an Unrestricted Subsidiary) and Investments in Equity Interests in Persons not otherwise permitted under clauses (a) through (h) of Section 7.08, in either case who are principally engaged in the businesses specified in Section 6.02; provided that (i) the Borrower shall comply with Section 6.13 and Section 7.15, if applicable, (ii) no Default exists or will result therefrom, (iii) no Borrowing Base Deficiency exists, and (iv) the representations and warranties set forth in Article V will be true and correct in all material respects after giving effect thereto.

      "Restricted Payment" means, with respect to any Person, (a) any Distribution by such Person (other than Distributions by one Credit Party to another Credit Party and Distributions consisting of common or preferred Equity Interests of the Borrower), (b) except as otherwise approved by Required Lenders, the retirement, redemption or payment by the Borrower or any other Credit Party of any part of the principal of the Permitted Subordinate Debt at any time prior to the termination of all Commitments and the payment and performance in full of the Obligations, and (c) the optional retirement, redemption or prepayment prior to scheduled maturity by such Person or any Affiliates of such Person of any other Debt of such Person (other than the Obligations and intercompany Debt between Credit Parties).

      "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

      "Scheduled Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 2.13(b).

      "Solvent" means, with respect to any Person on a particular date, the condition that, on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, and (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

      "Special Mandatory Redemption" means the mandatory redemption of any Permitted Subordinate Debt issued after the date of this Agreement due to the termination or abandonment of an acquisition, provided that such redemption is capable of being fully funded by and is funded by funds in the Special Mandatory Redemption Escrow Account funded with the proceeds of such Permitted Subordinate Debt.

      "Special Mandatory Redemption Escrow Account" means an escrow account containing proceeds of any Permitted Subordinate Debt issued after the date of this Agreement, which may be used to fund a Special Mandatory Redemption.

      "Special Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 2.13(c).

      "SPC" has the meaning specified in Section 10.06(h).

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Title Required Reserve Value" means Proved Mineral Interests that have a Recognized Value of not less than seventy-five percent (75%) of the Recognized Value of all Proved Mineral Interests held by the Credit Parties.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "Unrestricted Subsidiary" means (i) any Subsidiary that has been designated as an Unrestricted Subsidiary by the Borrower in accordance with
Section 7.15, and (ii) each Subsidiary of any such Unrestricted Subsidiary.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear,
(v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS.

      (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements for the Fiscal Year ended December 31, 2003, except as otherwise specifically prescribed herein.

      (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

      1.07 PETROLEUM TERMS. As used herein, the terms "proved reserves," "proved developed reserves," "proved developed producing reserves," "proved developed non-producing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (a) the Total Outstandings shall not exceed the lesser of (i) the Aggregate Commitments or (ii) the Borrowing Base then in effect, and (b) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period," the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify
(i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

      (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

      2.03 LETTERS OF CREDIT.

      (a) The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (1) the Total Outstandings shall not exceed the lesser of (x) the Aggregate Commitments or (y) the Borrowing Base then in effect, (2) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment, and (3) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii) The L/C Issuer shall not issue any Letter of Credit, if:

            (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

            (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

      (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

            (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

            (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

            (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

            (D) such Letter of Credit is to be denominated in a currency other than Dollars; or

            (E) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

      (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

      (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative

Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day);
      (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

            (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails so to reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing;

      provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

      The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, Cash Collateral pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

      (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

      (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage the Letter of Credit Fee. Letter of Credit Fees shall be due and payable not later than fifteen (15) days following the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

      (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      (l) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Restricted Subsidiaries.

      2.04  PREPAYMENTS.

      (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

      (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

      (c)   Except with respect to (i) a Special Redetermination pursuant to
Section 2.13(c), or (ii) a Borrowing Base adjustment pursuant to Section 2.13(d) or 2.13(e), in the event a Borrowing Base Deficiency exists after giving effect to any Redetermination, the Borrower shall, within ten (10) days following notice thereof from Administrative Agent, provide written notice (the "Election Notice") to Administrative Agent stating the action which the Borrower proposes to take to remedy such Borrowing Base Deficiency, and the Borrower shall thereafter, at its option, either (1) eliminate such Borrowing Base Deficiency by making a single mandatory prepayment of principal on the Loans in an amount equal to the entire amount of such Borrowing Base Deficiency within thirty (30) days of such election, (2) eliminate such Borrowing Base Deficiency by making six (6) consecutive mandatory prepayments of principal on the Loans each of which shall be in the amount of one sixth (1/6th) of the amount of such Borrowing Base Deficiency commencing on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist and continuing on each Monthly Date thereafter, and in connection therewith, the Credit Parties shall (A) dedicate a sufficient amount (as determined by Administrative Agent in its sole discretion) of the monthly cash flow from the Credit Parties' oil and gas properties to satisfy such payments, and (B) execute and deliver such collateral assignments and/or security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion, require with respect thereto, or (3) within thirty (30) days following the delivery of such Election Notice submit additional oil and gas properties owned by the Credit Parties for consideration in connection with the redetermination of the Borrowing Base which Administrative Agent and Required Lenders deem sufficient in their sole discretion to eliminate such Borrowing Base Deficiency. If a Borrowing Base Deficiency cannot be eliminated pursuant to this Section 2.04(c) by prepayment of the Loans in full (as a result of outstanding L/C Obligations), on each Monthly Date, the Borrower shall also deposit cash with Administrative Agent, to be held by Administrative Agent to secure outstanding L/C Obligations in the manner contemplated by Section 2.03, in an amount at least equal to one sixth (1/6th) of the balance of such Borrowing Base Deficiency (i.e., one-sixth of the difference between the Borrowing Base Deficiency and the remaining outstanding principal under the Loans on the date such Borrowing Base Deficiency is first determined to occur). In the event a Borrowing Base Deficiency shall occur (or an increase in any pre-existing Borrowing Base Deficiency shall occur) as a result of a Special Redetermination pursuant to Section 2.13(c), the Borrower shall be required to make a mandatory prepayment of the Loans within thirty (30) days following receipt of notice of such Borrowing Base Deficiency (or increase in any pre-existing Borrowing Base Deficiency) in an amount equal to the amount of such Borrowing Base Deficiency (or increase in any pre-existing Borrowing Base Deficiency).

      (d) Immediately upon the consummation by any Credit Party of any Asset Disposition, the Borrower shall make a mandatory prepayment on the Loans in an amount, if any, required to eliminate any Borrowing Base Deficiency. Notwithstanding the foregoing, in the event a Default or Event of Default is in existence on the date of the consummation of any Asset Disposition, all Net Cash Proceeds from any such Asset Disposition shall be applied as a mandatory prepayment on the Loans.

      (e) Immediately upon the incurrence by any Credit Party of any Debt described in clause (c) of the definition of Permitted Subordinate Debt, the Borrower shall make a mandatory prepayment on the Loans in an amount, if any, required to eliminate any Borrowing Base Deficiency. Notwithstanding the foregoing, in the event a Default or Event of Default is in existence on the date of the incurrence of any Permitted Subordinate Debt, all proceeds from any such Permitted Subordinate Debt shall be applied as a mandatory prepayment on the Loans.

      2.05 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.06 REPAYMENT OF LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

      2.07  INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.08 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

      (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Margin times the actual daily amount by which the Borrowing Base exceeds the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears not later than fifteen (15) days following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any Fiscal Quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

      (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.09 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.10  EVIDENCE OF DEBT.

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

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      (b)   In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.11  PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

      (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

            (ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under
Section 10.04(c).

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.12 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each of the Borrower and Operating consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and Operating rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower and Operating in the amount of such participation.

      2.13  BORROWING BASE.

      (a) Reserve Report; Proposed Borrowing Base. As soon as available and in any event by March 31 and September 30 of each year commencing September 30, 2004, the Borrower shall deliver to Administrative Agent and each Lender a Reserve Report prepared as of the immediately preceding December 31 and June 30, respectively. Simultaneously with the delivery to Administrative Agent and each Lender of each Reserve Report, the Borrower shall notify Administrative Agent and each Lender of the amount of the Borrowing Base which the Borrower requests become effective on the next Redetermination Date (or such date promptly following such Redetermination Date as Required Lenders shall elect).

      (b) Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Reports made available to Lenders pursuant to 2.13(a), Lenders shall redetermine the Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to Lenders). Any Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by the Borrower pursuant to Section 2.13(a) or 2.13(c) (as applicable), (b) such Borrowing Base shall not exceed the Aggregate Commitment then in effect, (c) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Redetermination, such Borrowing Base shall be approved by all Lenders, and
(d) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Redetermination, or a reaffirmation of such prior Borrowing Base, shall be approved by Required Lenders. Each Redetermination shall be made by Lenders in accordance with their normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time and will otherwise be in their sole discretion. Without limiting such discretion, the Borrower acknowledges and agrees that each Lender may consider such credit factors as it deems appropriate which are consistent with its normal and customary procedures for evaluating oil and gas reserves and shall have no obligation in connection with any Redetermination to approve any increase from the Borrowing Base in effect prior to such Redetermination. Administrative Agent shall propose (on behalf of Administrative Agent) such redetermined Borrowing Base to Lenders within thirty (30) days following receipt by Administrative Agent and each Lender of a Reserve Report. Such proposed Borrowing Base shall be determined by Administrative Agent 1) in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time, 2) in part by utilizing the arithmetic average of the Agents' pricing forecast and discount rates established by Agents and in existence at that particular time, adjusted to reflect the effect of the Borrower's and its Restricted Subsidiaries' Hedge Transactions, and 3) otherwise in their sole discretion. After having received notice of such proposed Borrowing Base by Administrative Agent, Required Lenders (or all Lenders in the event of a proposed increase) shall have fifteen (15) days to agree or disagree with such proposal. If at the end of such fifteen (15) day period, Required Lenders (or all Lenders in the event of a proposed increase) have not communicated their approval or disapproval, such silence shall be deemed an approval and Administrative Agent's proposal shall be the new Borrowing Base. If, however, Required Lenders (or any Lender in the event of a proposed increase) notify Administrative Agent within such fifteen (15) day period of their disapproval, Required Lenders (or all Lenders in the event of a proposed increase) shall, within a reasonable period of time, agree on a new Borrowing Base. Promptly following any Redetermination of the Borrowing Base, Administrative Agent shall notify the Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination.

      (c) Special Redetermination. In addition to Scheduled Redeterminations, the Borrower and Required Lenders shall each be permitted to make (i) Special Redeterminations pursuant to Section 5.09, and (ii) other Special
Redeterminations of the Borrowing Base;

provided, that, Required Lenders shall be permitted to make only one (1) Special Redetermination pursuant to this Section 2.13(c) in any calendar year, and the Borrower shall be permitted to make only two (2) Special Redeterminations pursuant to this Section 2.13(c) in any calendar year. Any request for a Special Redetermination shall be made pursuant to a written notice to the other parties to this Agreement, and, in the case of a request by the Borrower, such notice shall be accompanied by a Reserve Report and a notification of the Borrowing Base requested by the Borrower in connection with such Special Redetermination. Any Special Redetermination shall be made by Administrative Agent and Lenders in accordance with the procedures and standards set forth in Section 2.13(b); provided, that, no Reserve Report will be required to be delivered to Administrative Agent and Lenders in connection with any Special Redetermination requested by Required Lenders pursuant to this Section 2.13(c).

      (d) Asset Disposition Adjustment. In addition to Scheduled Redeterminations, Special Redeterminations, and Permitted Subordinate Debt adjustments, as set forth below in subsection 2.13(e), the Borrowing Base shall reduce simultaneously with the completion by any Credit Party of any Asset Disposition by the lesser of (i) the Borrowing Base value of the Borrowing Base Properties which are subject to such Asset Disposition (which shall be the Borrowing Base value assigned thereto by Administrative Agent and approved by Required Lenders, and which, in the case of any exchange, shall be the net reduction in the Borrowing Base value realized or resulting from such exchange), and (ii) the Net Cash Proceeds received by any Credit Party from such Asset Disposition.

      (e) Permitted Subordinate Debt Adjustment. In addition to Scheduled Redeterminations, Special Redeterminations and Asset Disposition adjustments, as set forth above in subsection 2.13(d), to the extent from time to time Debt described in clause (c) of the definition of Permitted Subordinate Debt is outstanding, the Borrowing Base otherwise determined pursuant to the terms of this Section 2.13 shall be reduced by thirty-three and one-third percent (33-1/3%) of the amount of such Debt.

      (f) Borrowing Base Deficiency. If a Borrowing Base Deficiency exists after giving effect to any Redetermination, the Borrower shall be obligated to eliminate such Borrowing Base Deficiency by making the mandatory prepayments of the Loans or by taking such other action required by Section 2.04.

      (g) Initial Borrowing Base. Notwithstanding anything to the contrary contained herein, the Borrowing Base in effect during the period commencing on the Closing Date and ending on the effective date of the first Redetermination after the Closing Date shall be $400,000,000.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  TAXES.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 30 days after demand therefor, which demand shall contain an invoice itemizing in reasonable detail the Taxes, Other Taxes and liability that is subject to the Borrower's indemnification according to this Section 3.01 for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

      (d) Evidence of Payments. Within 30 days after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii)  duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

      For any period with respect to which a Lender has failed to provide the Borrower and Administrative Agent with the appropriate form pursuant to Section 3.01(e) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section
3.01 with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

      3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan , or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      3.04  INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS.

      (a)   Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

            (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

            (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon delivery by such Lender or the L/C Issuer of a certificate complying with Section 3.04(c), the Borrower will, pursuant to Section 3.04(c), pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will, pursuant to Section 3.04(c), compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

      (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

      3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

      (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      3.06  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b)   Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 10.13.

      3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

            (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

            (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

            (iii) the Pledge Agreement duly executed and delivered by the Borrower and each First Tier Restricted Subsidiary, together with (A) all certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the issued and outstanding Equity Interests of each Restricted Subsidiary of every class, which certificates shall be duly endorsed or accompanied by appropriate stock powers (as applicable) executed in blank, and (B) such other agreements and writings, including, without limitation, UCC financing statements and/or amendments to financing statements, in form and substance satisfactory to Administrative Agent;

            (iv) the Mortgages duly executed and delivered by the applicable Credit Parties, together with such other assignments, conveyances, agreements and other writings, including, without limitation, UCC financing statements and/or amendments to financing statements, in form and substance satisfactory to Administrative Agent;

            (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Credit Party is a party;

            (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (vii) a favorable opinion of Baker Botts, L.L.P., counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, substantially in the form of Exhibit H;

            (viii) a favorable opinion of Crowley, Haughey, Hanson, Toole & Dietrich, special Montana counsel for Administrative Agent, addressed to the Administrative Agent and each Lender, as to the enforceability of the Mortgages in Montana and otherwise in form and substance satisfactory to Administrative Agent;

            (ix) a favorable opinion of Hinkle, Hensley, Shanor & Martin, L.L.P., special New Mexico counsel for Administrative Agent, addressed to the Administrative Agent and each Lender, as to the enforceability of the Mortgages in New Mexico and otherwise in form and substance satisfactory to Administrative Agent;

            (x) a favorable opinion of Wold Johnson, P.C., special North Dakota counsel for Administrative Agent, addressed to the Administrative Agent and each Lender, as to the enforceability of the Mortgages in North Dakota and otherwise in form and substance satisfactory to Administrative Agent;

            (xi) a favorable opinion of Conner & Winters, special Oklahoma counsel for Administrative Agent, addressed to the Administrative Agent and each Lender, as to the enforceability of the Mortgages in Oklahoma and otherwise in form and substance satisfactory to Administrative Agent;

            (xii) a favorable opinion of Pruitt, Gushee & Bachtell, special Utah counsel for Administrative Agent, addressed to the Administrative Agent and each Lender, as to the enforceability of the Mortgages in Utah and otherwise in form and substance satisfactory to Administrative Agent;

            (xiii) such lien search reports as Administrative Agent shall require, prepared as of a date not more than twenty (20) days prior to the Closing Date, conducted in such jurisdictions and reflecting such names as Administrative Agent shall request;

            (xiv) a certificate of a Responsible Officer of each Credit Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

            (xv) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since March 31, 2004 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

            (xvi) a duly completed Compliance Certificate as of the last day of the Fiscal Quarter of the Borrower most recently ended prior to the Closing Date, signed by a Responsible Officer of the Borrower;

            (xvii) a duly completed Certificate of Ownership Interests signed by a Responsible Officer of each of the Credit Parties that owns Borrowing Base Properties;

            (xviii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

            (xix) evidence satisfactory to it that (A) all Loans (as defined in the Existing Credit Agreement) of the Lenders (as defined in the Existing Credit Agreement) which will not execute and deliver an Addendum (and will not have a Commitment hereunder) with respect to this Agreement ("Exiting Lenders") shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable to such Exiting Lenders under the Existing Credit Agreement to but excluding the Closing Date, and (ii) the commitments under the Existing Credit Agreement of such Exiting Lenders shall have been or shall concurrently be terminated;

            (xx) a report or reports in form, scope and detail acceptable to Administrative Agent and Lenders setting forth the results of a review of the Credit Parties' Mineral Interests and other operations, which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Environmental Law or which are likely to result in a material liability to any Borrower-Related Party, and/or otherwise reveal any conditions or circumstances which would reflect that the representations and warranties contained in Section 5.14 hereof are inaccurate in any respect; and

            (xxi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

      (b) Administrative Agent's (or its counsel's) completion of a review of title to the Title Required Reserve Value of all Borrowing Base Properties, which review shall not have revealed any condition or circumstance that would reflect that the representations and warranties contained in Section 5.09 hereof are inaccurate in any material respect.

      (c) The transactions contemplated by this Agreement shall be permitted by applicable Law and regulation and shall not subject Administrative Agent, any Lender, or any Borrower-Related Party to any Material Adverse Change.

      (d) No litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Any fees required to be paid on or before the Closing Date shall have been paid.

      (f) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has executed and delivered an Addendum shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

      (a) The representations and warranties of the Borrower and each other Borrower-Related Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of

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

Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

      (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

      (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

      (d) After giving effect to such Credit Extension, the Total Outstandings shall not exceed the Borrowing Base then in effect.

      Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      The Borrower and Operating jointly and severally represent and warrant to Administrative Agent and each Lender that each of the following statements is true and correct on the date hereof, and, subject to Section 4.02(a), will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit:

      5.01 EXISTENCE AND POWER OF EACH BORROWER-RELATED PARTY. Each Borrower-Related Party (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization (as applicable), (b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Change.

      5.02 CREDIT PARTY AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance of this Agreement and the other Loan Documents by each Credit Party (to the extent each Credit Party is a party to this Agreement and such Loan Documents) are within such Credit Party's corporate, partnership or limited liability company powers (as applicable), when executed will be duly authorized by all necessary corporate, partnership, or limited liability company action (as applicable), require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable Law (including, without limitation, the Margin Regulations) or of the partnership agreement, the articles or certificate of incorporation, bylaws, regulations or comparable charter or organizational documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party or result in

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

the creation or imposition of any Lien on any asset of any Credit Party other than the Liens securing the Obligations.

      5.03 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and Operating; the other Loan Documents when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Credit Party executing the same; and each Loan Document is, or when executed and delivered, will be, enforceable against each Credit Party which executes the same in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

      5.04  FINANCIAL INFORMATION.

      (a) The most recent annual audited consolidated and consolidating balance sheet of the Borrower and the related consolidated and consolidating statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.

      (b) The most recent quarterly unaudited consolidated and consolidating balance sheet of the Borrower delivered to Lenders, and the related unaudited consolidated statements of operations and cash flows for the Fiscal Quarter then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 5.04, the consolidated financial position of the Borrower as of such Fiscal Quarter and its consolidated results of operations and cash flows for such Fiscal Quarter.

      (c) Except as disclosed in writing to Lenders prior to the execution and delivery of this Agreement, since the date of the Borrower's most recent annual and quarterly consolidated balance sheet and consolidated statements of operations and cash flow delivered to Lenders, no Material Adverse Change has occurred (including, without limitation, no Material Adverse Change with respect to any facts or information regarding any Borrower-Related Party as represented to Administrative Agent or any Lender on or prior to the date hereof).

      (d) After giving effect to the transactions contemplated by this Agreement, (i) the Borrower and its Subsidiaries, taken as a whole, and each Credit Party is Solvent, (ii) no Credit Party intends to, and no Credit Party believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (iii) no Credit Party is engaged in a business or transaction, and no Credit Party is about to engage in business or a transaction for which such Credit Party's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged.

      5.05 LITIGATION. Except for matters disclosed on Schedule 5.05, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower or Operating, threatened against or affecting any Borrower-Related Party before any Governmental Authority in which there is a reasonable possibility of an adverse decision which would reasonably be expected to

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

result in a Material Adverse Change or which could in any manner draw into question the validity of the Loan Documents.

      5.06  ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except such noncompliance as could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code is qualified in form and operation under such section and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Any Borrower-Related Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur, except that with respect to an ERISA Event that arises in connection with the acquisition of a business by a Borrower Related Party or an ERISA Affiliate and relates to a plan maintained by such acquired business no such ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect; (ii) no Pension Plan has Unfunded Pension Liability in excess of $5,000,000; (iii) neither any Borrower-Related Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower-Related Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither any Borrower-Related Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.07 TAXES AND FILING OF TAX RETURNS. Except to the extent being contested by appropriate proceedings in accordance with Section 6.07 hereof, each Borrower-Related Party has filed all tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable. Neither the Borrower nor Operating knows of any proposed material Tax assessment against any Borrower-Related Party and all Tax liabilities of each Borrower-Related Party are adequately provided for. Except as disclosed in writing to Lenders prior to the date hereof, no income tax liability of any Borrower-Related Party has been asserted by the Internal Revenue Service or other Governmental Authority for Taxes in excess of those already paid.

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

      5.08 OWNERSHIP OF PROPERTIES GENERALLY. Each Credit Party has good and defensible title to all material properties and assets purported to be owned by it, including, without limitation, all assets reflected in the balance sheets referred to in Section 5.04(a) and (b) (except to the extent subject to a disposition permitted under Section 7.05 since the date of such balance sheets) and all assets which are used by the Credit Parties in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances and Immaterial Title Deficiencies.

      5.09 MINERAL INTERESTS. Each Credit Party has good and defensible title to all of its Borrowing Base Properties, free and clear of all Liens except Permitted Encumbrances and Immaterial Title Deficiencies. Subject only to Immaterial Title Deficiencies and Permitted Encumbrances, all Borrowing Base Properties are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any Proved Mineral Interests of any Credit Party, but subject to Immaterial Title Deficiencies and Permitted Encumbrances, each Credit Party's share of (a) the costs for each of its Borrowing Base Properties is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (b) production from, allocated to, or attributed to each of its Borrowing Base Properties is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms. Each well drilled in respect of each Borrowing Base Property which is categorized as proved developed producing reserves and described in the Reserve Report (i) is capable of, and, with the exception of wells which are presently not producing Hydrocarbons pending the completion of workovers and repairs to such wells, is presently, producing Hydrocarbons in commercially profitable quantities, and each Credit Party is receiving payments for its share of production, and no material amount of funds in respect of any thereof are held in suspense, and (ii) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws in all material respects and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. The breach of any representation or warranty set forth in Section
5.08 (as it relates to Borrowing Base Properties) or this Section 5.09 shall not automatically cause an Event of Default under Section 8.01(e) hereof. Instead, upon becoming aware that any Credit Party has breached, or caused the breach of, any representation or warranty set forth in Section 5.08 (as it relates to Borrowing Base Properties) or this Section 5.09, Required Lenders may cause to be made a Special Redetermination of the Borrowing Base according to Section 2.13(c) hereof, in which case that portion of the Borrowing Base Properties as to which the representations and warranties of Section 5.08 (as it relates to Borrowing Base Properties) or this Section 5.09 have been breached shall be excluded from the Mineral Interests evaluated for purposes of the Borrowing Base; provided, however, an Event of Default shall occur if, upon redetermination of the Borrowing Base, the Borrowing Base as so redetermined has been reduced by more than twenty-five percent (25%) from the Borrowing Base in effect immediately prior to such Redetermination or the Borrower fails to pay in full when due any mandatory prepayment required by Section 2.04 hereof as a result of such Borrowing Base Deficiency.

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

      5.10 LICENSES, PERMITS, ETC. Each Borrower-Related Party possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not reasonably be expected to result in a Material Adverse Change.

      5.11 COMPLIANCE WITH LAW. The business and operations of the Borrower-Related Parties have been and are being conducted in accordance with all applicable Laws other than violations of Laws which would not reasonably be expected to (either individually or collectively) result in a Material Adverse Change.

      5.12 FULL DISCLOSURE. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Borrower-Related Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in respect of the circumstances under which they were made, not misleading as of the date made or deemed made; provided, that with respect to the estimates, projections and pro forma financial information contained in the materials referenced above, the Borrower only represents that they are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Borrower-Related Party (other than the future impact of generally known industry wide risks normally associated with the type of business conducted by the Borrower and its Subsidiaries) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

      5.13 ORGANIZATIONAL STRUCTURE; NATURE OF BUSINESS. The Borrower-Related Parties are engaged principally in the business of acquiring, exploring, developing, operating and disposing of Mineral Interests and the production, marketing, processing, gathering and transporting of Hydrocarbons therefrom.
Schedule 5.13 hereto accurately reflects, as of the date hereof, (a) the jurisdiction of incorporation or organization of each Borrower-Related Party,
(b) each jurisdiction in which each Borrower-Related Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (c) the authorized, issued and outstanding Equity Interests of each Borrower-Related Party other than the Borrower (and the record, and to the knowledge of the Borrower and Operating, beneficial owners of such Equity Interests), and (d) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase Equity Interests of each Borrower-Related Party.

      5.14 ENVIRONMENTAL MATTERS. Except for matters disclosed on Schedule 5.14 hereto, no operation conducted by any Borrower-Related Party and no real or personal property now or

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

previously owned or leased by any Borrower-Related Party (including, without limitation, any Credit Party's Mineral Interests) and no operations conducted thereon, and to the Borrower's or Operating's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Environmental Law other than violations which neither individually nor in the aggregate would reasonably be expected to result in a Material Adverse Change. Except for matters disclosed on Schedule 5.14 hereto, no Borrower-Related Party, nor any such property or operation is the subject of any existing, pending or, to the Borrower's or Operating's knowledge, threatened Environmental Complaint which would reasonably be expected to, individually or in the aggregate, result in Material Adverse Change. All notices, permits, licenses, and similar authorizations required to be obtained or filed in connection with the ownership of each tract of real property or operations of any Borrower-Related Party thereon and each item of personal property owned, leased or operated by any Borrower-Related Party including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not reasonably be expected to result in a Material Adverse Change. All Hazardous Substances generated at each tract of real property and by each item of personal property owned, leased or operated by any Borrower-Related Party have been transported, treated, and disposed of only by carriers or facilities maintaining valid permits under RCRA and all other Environmental Laws for the conduct of such activities except in such cases where the failure to obtain such permits would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Except for matters disclosed on Schedule
5.14 hereto, there have been no Hazardous Discharges which were not in compliance with Environmental Laws other than Hazardous Discharges which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Except for matters disclosed on Schedule 5.14 hereto, no Borrower-Related Party has any contingent liability in connection with any Hazardous Discharge which would reasonably be expected to result in a Material Adverse Change.

      5.15 BURDENSOME OBLIGATIONS. No Borrower-Related Party, nor any of the properties of any Borrower-Related Party is subject to any Law or any pending or, to its knowledge, threatened change of Law or subject to any restriction under its partnership agreement, regulations, certificate of limited partnership, articles of organization, articles (or certificate) of incorporation, bylaws or comparable charter or other organizational documents or under any agreement or instrument to which any Borrower-Related Party or by which any Borrower-Related Party or any of their properties may be subject or bound, which is so unusual or burdensome as to be reasonably likely in the foreseeable future to result in a Material Adverse Change. Without limiting the foregoing, no Borrower-Related Party is a party to or bound by any agreement or subject to any order of any Governmental Authority which violates Section 7.14.

      5.16 FISCAL YEAR. The Borrower's Fiscal Year is January 1 through December 31.

      5.17 NO DEFAULT. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Documents.

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

      5.18 GOVERNMENT REGULATION. No Borrower-Related Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by such Borrower-Related Party of Debt, including, but not limited to Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

      5.19 INSIDER. No Borrower-Related Party is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of any Borrower-Related Party is an "executive officer," "director" or "shareholder" of any Lender or any bank holding company of which any Lender is a Subsidiary or of any Subsidiary of such bank holding company.

      5.20 GAS BALANCING AGREEMENTS AND ADVANCE PAYMENT CONTRACTS. On the date of this Agreement, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $1,000,000.

      5.21 INSURANCE. The properties of each Borrower-Related Party are insured with financially sound and reputable insurance companies not Affiliates of such Borrower-Related Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower-Related Party operates.

      5.22  SUBSIDIARIES; EQUITY INTERESTS.

      (a) As of the date of this Agreement, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.22, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Borrower-Related Party in the amounts specified on Part (a) of Schedule 5.22 free and clear of all Liens (except as security for the Obligations). As of the date of this Agreement, all of the Borrower's Subsidiaries are Restricted Subsidiaries.

      (b) As of the date of this Agreement, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.22. All of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and nonassessable.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      The Borrower and Operating jointly and severally covenant and agree that, so long as there remain any Outstanding Amounts or any Lender has any Commitment hereunder:

      6.01 INFORMATION. The Borrower and Operating will deliver, or cause to be delivered, to the Administrative Agent:

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

      (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, beginning with the Fiscal Year ended December 31, 2004, a consolidated and consolidating balance sheet of the Borrower as of the end of such Fiscal Year and the related consolidated and consolidating statements of income and statements of cash flow for such Fiscal Year, setting forth in each case (as applicable), in comparative form the figures for the previous Fiscal Year, all reported by the Borrower in accordance with GAAP and audited by Ernst & Young or another firm of independent public accountants of nationally recognized standing and reasonably acceptable to Administrative Agent (it being understood that, to the extent the foregoing are contained in the Borrower's Annual Report on Form 10 K, the Borrower may satisfy the foregoing requirement by delivering copies of its Annual Report on Form 10 K);

      (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, beginning with the Fiscal Quarter ending June 30, 2004, unaudited consolidated and consolidating balance sheets of the Borrower as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and statements of cash flow for such quarter and for the portion of the Borrower's Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case (as applicable), in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous Fiscal Year (it being understood that, to the extent the foregoing are contained in the Borrower's Quarterly Report on Form 10 Q, the Borrower may satisfy the foregoing requirement by delivering copies of its Quarterly Report on Form 10 Q);

      (c) simultaneously with the delivery of each set of financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate of the Borrower, (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of
Section 7.13 on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower and/or Operating are taking or propose to take with respect thereto, (iii) stating whether or not such financial statements fairly reflect in all material respects the results of operations and financial condition of the Borrower-Related Parties as of the date of the delivery of such financial statements and for the period covered thereby, (iv) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party is bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party is bound which have not been satisfied by delivery of production, if any, and (v) a summary of the Hedge Transactions to which each Credit Party is a party on such date;

      (d) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, material reports and proxy statements so mailed;

      (e) promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which any Borrower-Related Party shall have filed with the Securities and Exchange Commission; provided, that the Borrower and Operating must deliver, or cause to be delivered, any annual reports which any Borrower-Related Party shall have filed with the Securities and Exchange Commission, within ninety (90) days after the end of each Fiscal Year of such Borrower-Related Party, and any quarterly reports which any Borrower-Related Party shall have filed with the Securities and Exchange Commission, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of such Borrower-Related Party;

      (f) promptly upon receipt of same, any notice or other information received by any Borrower-Related Party indicating (i) any potential, actual or alleged non-compliance with or violation of the requirements of any Environmental Law which could reasonably be expected to result in liability to any Borrower-Related Party for fines, clean up or any other remediation obligations or any other liability in excess of $5,000,000 in the aggregate;
(ii) any potential, actual, alleged or threatened Hazardous Discharge which Hazardous Discharge would impose on any Borrower-Related Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Environmental Law which could reasonably be expected to result in liability to any Borrower-Related Party for fines, clean up and other remediation obligations or any other liability in excess of $5,000,000 in the aggregate; or (iii) the existence of any Lien arising under any Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $5,000,000 in the aggregate. Without limiting the foregoing, the Borrower and Operating shall provide, and cause each other Borrower-Related Party to provide, to Administrative Agent promptly upon receipt of same by any Borrower-Related Party copies of all environmental consultants or engineers reports received by any other Borrower-Related Party which would render the representations and warranties contained in Section 5.14 untrue or inaccurate in any respect;

      (g) in the event any notification is provided to any Lender or Administrative Agent pursuant to Section 6.01(f) hereof or Administrative Agent or any Lender otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Lenders, the Borrower and Operating shall, as soon as practicable after such request, cause to be furnished to Administrative Agent and each Lender a report by an environmental consulting firm reasonably acceptable to Administrative Agent, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be reasonably acceptable to Administrative Agent) and detailing the findings, conclusions and recommendations of such consultant. the Borrower and Operating shall bear all expenses and costs associated with such review and updates thereof;

      (h) promptly upon any Responsible Officer of any Credit Party becoming aware of (i) the occurrence of any Default, or (ii) the breach of any material representation or warranty set forth herein or in any other Loan Document, a certificate of an Responsible Officer of the Borrower or Operating setting forth the details thereof and (as applicable) the action which the Borrower and/or Operating are taking or propose to take with respect thereto;

      (i) no later than March 31 and September 30 of each year, reports of production, volumes, revenue, expenses and product prices for all Mineral Interests owned by any Credit Party for the periods of six (6) months ending the preceding December 31 and June 30, respectively. Such reports shall be prepared on an accrual basis and shall be reported on an accounting key code basis;

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      (j)   promptly notify Administrative Agent of any Material Adverse Change affecting any Borrower-Related Party and of any matter that could reasonably be expected to cause a Material Adverse Change;

      (k) promptly notify Administrative Agent of any material change in accounting policies or financial reporting practices by any Borrower-Related Party;

      (l) promptly upon the closing and consummation of the issuance of the Permitted Subordinate Debt, a true and correct copy of each document, instrument and agreement evidencing or otherwise pertaining to the Permitted Subordinate Debt; and

      (m) from time to time such additional information regarding the financial position or business of any Borrower-Related Party as Administrative Agent, at the request of any Lender, may reasonably request.

      6.02 BUSINESS OF BORROWER-RELATED PARTIES. The principal business of the Borrower-Related Parties shall continue to be the acquisition, exploration, development, operation and disposition of Mineral Interests and the production, marketing, processing, gathering and transportation of Hydrocarbons therefrom.

      6.03 MAINTENANCE OF EXISTENCE. Each of the Borrower and Operating shall at all times (a) maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization (except for a merger or consolidation of Operating permitted under Section 7.04, and (b) maintain, and cause each other Borrower-Related Party to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could reasonably be expected to result in a Material Adverse Change.

      6.04 TITLE DATA. The Borrower and Operating shall, upon request of Required Lenders, and in addition to the title information required to be delivered pursuant to Section 4.01(b) and Section 6.15, cause to be delivered to Administrative Agent such title opinions and other information regarding title to Mineral Interests owned by any Credit Party that are included in the Borrowing Base as are appropriate to determine the status thereof.

      6.05  BOOKS AND RECORDS; RIGHT OF INSPECTION.

      (a) The Borrower and Operating will, and will cause each other Borrower-Related Party to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower-Related Party.

      (b) The Borrower and Operating will permit, and will cause each other Borrower-Related Party to permit, any officer, employee or agent of Administrative Agent or of any Lender, at their own risk, to visit and inspect any of the assets of any Borrower-Related Party, examine each Borrower-Related Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Borrower-Related Party with such Borrower-Related Party's officers, accountants and auditors, all at such reasonable times and as often as Administrative Agent or any Lender may reasonably request, all at the expense of

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the Borrower; provided however, that with respect to discussions with the
Borrower's independent accountants, the Borrower shall be given the opportunity to have a representative present during such discussions.

      6.06 MAINTENANCE OF INSURANCE. The Borrower and Operating will, and will cause each other Borrower-Related Party to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated, including, without limitation, the following: (a) workmen's compensation insurance; (b) employer's liability insurance; (c) comprehensive general public liability and property damage insurance; (d) insurance against losses customarily insured against as a result of damage by fire, lightning, hail, tornado, explosion and other similar risk; and (e) comprehensive automobile liability insurance. All loss payable clauses or provisions in all policies of insurance maintained by the Credit Parties pursuant to this Section 6.06 shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Lenders, as their interests may appear.

      6.07 PAYMENT OF TAXES AND CLAIMS. The Borrower and Operating will, and will cause each other Borrower-Related Party to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and
(b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of any Borrower-Related Party is subject to any pending levy or execution, (ii) the Borrower-Related Parties, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) the Borrower-Related Parties have notified Administrative Agent of such circumstances in detail reasonably satisfactory to Administrative Agent.

      6.08 COMPLIANCE WITH LAWS AND DOCUMENTS. The Borrower and Operating will, and will cause each other Borrower-Related Party to, comply with all Laws, their respective partnership agreements, regulations, certificates of limited partnership, articles of organization, certificates (or articles) of incorporation, bylaws, and similar organizational documents, and all Material Agreements to which any Borrower-Related Party is a party, if a violation, alone or when combined with all other such violations, could reasonably be expected to result in a Material Adverse Change.

      6.09  OPERATION OF PROPERTIES AND EQUIPMENT.

      (a) The Borrower and Operating will, and will cause each other Credit Party to, maintain, develop and operate (or cause the operator to maintain and operate to the extent any such Credit Party is not the operator) its Mineral Interests in a good and workmanlike manner, and observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral

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Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities.

      (b) The Borrower and Operating will, and will cause each other Credit Party to, comply in all material respects with all contracts and agreements applicable to or relating to its Mineral Interest or the production and sale of Hydrocarbons and accompanying elements therefrom.

      (c) The Borrower and Operating will, and will cause each other Credit Party to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided, that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved if the Borrower or Operating, as applicable, shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Credit Party.

      6.10 ENVIRONMENTAL LAW COMPLIANCE. The Borrower and Operating will, and will cause each other Borrower-Related Party to, comply with all Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Environmental Laws, and (b) all provisions of all Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances, a violation of which would result in a Material Adverse Change. The Borrower and Operating will, and will cause each other Borrower-Related Party to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws; provided, however, no payment of such debts, claims, liabilities and obligations shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of any Borrower-Related Party is subject to any pending levy or execution, (ii) the Borrower-Related Parties, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) the Borrower-Related Parties have notified Administrative Agent of such circumstances in detail reasonably satisfactory to Administrative Agent.

      6.11 ERISA REPORTING REQUIREMENTS. The Borrower and Operating shall furnish, or cause to be furnished, to Administrative Agent:

      (a) promptly, and in any event (i) within thirty (30) days after any Borrower-Related Party or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of any Borrower-Related Party or any ERISA Affiliate has occurred, and (ii) within fifteen (15) days after any Borrower-Related Party or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan of any Borrower-Related Party or any ERISA Affiliate has occurred or a request for minimum funding waiver

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under Section 412 of the Code with respect to any Plan of any Borrower-Related
Party or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

      (b) promptly, and in any event within five (5) Business Days after receipt thereof by any Borrower-Related Party or any ERISA Affiliate from the PBGC, copies of each notice received by any Borrower-Related Party or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

      (c) promptly, and in any event within thirty (30) days after the receipt by any Borrower-Related Party of a request therefor by a Lender, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by any Borrower-Related Party or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

      (d) promptly, and in any event within ten (10) Business Days after receipt thereof, a copy of any correspondence any Borrower-Related Party or any ERISA Affiliate receives from the Plan Sponsor (as defined in Section 4001(a)(10) of ERISA) of any Plan asserting withdrawal liability pursuant to
Section 4219 or 4202 of ERISA upon any Borrower-Related Party or any ERISA Affiliate, and a statement from the chief financial officer of such Borrower-Related Party or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which such Borrower-Related Party or such ERISA Affiliate is taking or proposes to take with respect thereto;

      (e) notification within thirty (30) days of the effective date thereof of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which any Borrower-Related Party or any ERISA Affiliate was not previously contributing; and

      (f) notification within five (5) Business Days after any Borrower-Related Party or any ERISA Affiliate knows or has reason to know that any such Borrower-Related Party or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice.

      6.12 ADDITIONAL DOCUMENTS. The Borrower and Operating will, and will cause each other Credit Party (to the extent each is party thereto) to, cure promptly any defects in the creation and issuance of each Note, and the execution and delivery of this Agreement and the other Loan Documents and, at the Borrower's and Operating's expense, the Borrower and Operating shall promptly and duly execute and deliver to each Lender, and cause each other Credit Party to promptly and duly execute and deliver to each Lender, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Credit Parties in this Agreement and the other Loan Documents as may be reasonably necessary or appropriate in connection therewith.

      6.13 ENVIRONMENTAL REVIEW. In connection with any acquisition by any Borrower-Related Party, if such acquisition or a series of related acquisitions involves assets valued at

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greater than $10,000,000, other than (a) undeveloped oil and gas leasehold interests, or (b) an acquisition of additional interests in assets in which any Borrower-Related Party previously held an interest, the Borrower and Operating shall (x) notify the Administrative Agent of such acquisition, and (y) if requested by the Administrative Agent, provide to the Administrative Agent a report or reports in form, scope and detail reasonably acceptable to Administrative Agent from environmental engineering firms reasonably acceptable to Administrative Agent, which report or reports shall set forth the results of a Phase I environmental review of such assets.

      6.14  SECURITY.

      (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances and Immaterial Title Deficiencies) covering and encumbering (i) the Mineral Interests owned by the Credit Parties specified by Administrative Agent or Required Lenders which shall in all events include not less than the Mortgage Required Reserve Value of all Proved Mineral Interests then owned by the Credit Parties, and (ii) all of the issued and outstanding Equity Interests owned by the Borrower of each existing and future Restricted Subsidiary of the Borrower and all of the issued and outstanding Equity Interests owned by each First Tier Restricted Subsidiary of each existing and future Restricted Subsidiary of any such First Tier Restricted Subsidiary. The Borrower and Operating hereby consent and authorize Administrative Agent, and its agents, successors and assigns, to file any and all necessary financing statements under the Uniform Commercial Code (as in effect in the State of Texas from time to time) assignments or continuation statements as necessary from time to time (in Administrative Agent's discretion) to perfect (or continue perfection) of the Liens granted pursuant to the Loan Documents.

      (b) On the Closing Date and on or before each Redetermination Date after the Closing Date, and at such other times as Administrative Agent or Required Lenders shall request, the Borrower and Operating shall, and shall cause each other Credit Party that owns Borrowing Base Properties to, deliver to Administrative Agent, for the ratable benefit of each Lender, Mortgages duly executed by such Credit Party, together with such other assignments, conveyances, agreements and other writings, including, without limitation, UCC financing statements and/or amendments to financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.14(a) preceding with respect to Mineral Interests then held by such Credit Party which are not the subject of existing first and prior, perfected Liens securing the Obligations as required by Section 6.14(a) preceding.

      (c) On the date of the creation or acquisition by the Borrower of any Restricted Subsidiary, or on the date of creation or acquisition by any First Tier Restricted Subsidiary of any Restricted Subsidiary, or on the date any Unrestricted Subsidiary becomes a Restricted Subsidiary, the Borrower or such First Tier Restricted Subsidiary (as applicable) shall execute and deliver to Administrative Agent an addendum to the Pledge Agreement pursuant to which the Equity Interests of the Borrower or such First Tier Restricted Subsidiary in such Restricted Subsidiary shall be pledged to Administrative Agent, together with (i) all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity Interests of any such Restricted Subsidiary of every class which shall be duly endorsed or

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accompanied by stock powers executed in blank (as applicable), and (ii) such UCC financing statements and/or amendments to financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.14(a) in the issued and outstanding Equity Interests of each such Restricted Subsidiary.

      6.15 TITLE OPINIONS. At any time any Credit Party is required to execute and deliver Mortgages to Administrative Agent pursuant to Section 6.14(a), the Borrower shall also deliver to Administrative Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) or other evidence of title as Administrative Agent shall reasonably deem necessary or appropriate to verify (a) the applicable Credit Party's title to the Title Required Reserve Value of the Proved Mineral Interests which are subject to such Mortgages, and (b) the validity and perfection of the Liens created by such Mortgages.

      6.16 GUARANTEES. Payment and performance of the Obligations shall be fully guaranteed by Operating and each other existing or hereafter created or acquired Restricted Subsidiary of the Borrower and each Unrestricted Subsidiary that becomes a Restricted Subsidiary, pursuant to a Guaranty. On the date of creation or acquisition by the Borrower or any of its Subsidiaries of any Restricted Subsidiary, or on the date any Unrestricted Subsidiary becomes a Restricted Subsidiary, the Borrower shall cause such Restricted Subsidiary to execute and deliver to Administrative Agent a Guaranty.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      The Borrower and Operating agree that, so long as there remain any Outstanding Amounts, or any Lender has any Commitment hereunder:

      7.01 INCURRENCE OF DEBT. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations (including, without limitation, Debt pursuant to any Hedge Transaction entered into by a Credit Party with a Lender or any Affiliate of any Lender), (b) the Permitted Subordinate Debt, (c) other Debt under Hedge Transactions, provided, that such Hedge Transactions comply with the terms and provisions of this Agreement, including, without limitation, Section 7.10, (d) other Debt in an aggregate principal amount outstanding at any time not to exceed $30,000,000, and (e) intercompany Debt between Credit Parties.

      7.02 RESTRICTED PAYMENTS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom and no Borrowing Base Deficiency exists:

      (a) the Borrower may make a Restricted Payment or a Restricted Investment under Section 7.08(j) if, immediately after giving effect to such Restricted Payment or such Restricted Investment under Section 7.08(j), the aggregate amount of Restricted Payments made by the Borrower pursuant to this
Section 7.02(a) during the period commencing on the Closing Date and ending on the date such Restricted Payment is made plus the amount of Restricted

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Investments then outstanding under Section 7.08(j) would not exceed the sum of
(i) $20,000,000, plus (ii) fifty percent (50%) of the Consolidated Net Income for such period (or less one hundred percent (100%) of the Consolidated Net Income for such period if it is a loss), computed on a cumulative basis;

      (b) the Borrower may make any Restricted Payment in exchange for, or with the net cash proceeds received from, a substantially concurrent issue of new shares of its common stock or other common Equity Interests;

      (c) each Credit Party may make a Restricted Payment of the type identified in item (c) of the definition thereof; and

      (d) the Borrower may make a Restricted Payment of the type identified in item (b) of the definition thereof in connection with a Permitted Refinancing thereof or in connection with a Special Mandatory Redemption.

      7.03 NEGATIVE PLEDGE. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, create, assume or suffer to exist any Lien on any asset of any Credit Party other than Permitted Encumbrances and Immaterial Title Deficiencies.

      7.04 CONSOLIDATIONS AND MERGERS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, consolidate or merge with or into any other Person; provided that, so long as no Default or Event of Default exists or will result and all representations and warranties will be true and correct after giving effect thereto, (a) the Borrower may merge or consolidate with another Person so long as the Borrower is the surviving entity, and (b) any wholly owned Restricted Subsidiary of the Borrower may merge or consolidate with any other Person so long as a wholly owned Restricted Subsidiary of the Borrower is the surviving entity.

      7.05 DISPOSITIONS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of any asset other than:

      (a) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b) dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement equipment;

      (c) the sale in the ordinary course of business of Hydrocarbons produced from the Credit Parties' Mineral Interests,

      (d) Asset Dispositions and other dispositions of Mineral Interests; provided, that, all mandatory prepayments required by Section 2.04 in connection with such Asset Disposition

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(after giving effect to any adjustment pursuant to Section 2.13(d) for such
Asset Disposition) are made concurrently with the closing thereof;

      (e)   a disposition between Credit Parties;

      (f)   the creation of a Permitted Encumbrance;

      (g) the surrender or waiver of contract rights or the disposition, settlement, release or surrender of contract, tort or other claims of any kind;

      (h) any disposition of defaulted receivables that arose in the ordinary course of business for collection;

      (i) during each calendar year, a single transaction or series of related transactions that involve the disposition of assets (other than Mineral Interests or Debt of or Equity Interests in a Credit Party) with a fair market value of less than $5,000,000;

      (j)   a Restricted Payment permitted by Section 7.02; and

      (k)   an Investment permitted by Section 7.08.

      In no event will any Credit Party (other than the Borrower) sell, transfer or dispose of, or permit any other Credit Party (other than the Borrower) to sell, transfer or dispose of any capital stock of, or other equity interest in, any Restricted Subsidiary of the Borrower nor will the Borrower or Operating permit any other Credit Party (other than the Borrower) to issue or sell any capital stock or other equity interest or any option, warrant or other right to acquire such capital stock or equity interest or security convertible into such capital stock or equity interest to any Person other than a Credit Party unless
(i) such disposition is otherwise permitted by this Section 7.05 and (ii) the remaining ownership in such Person, if any, would be a Restricted Investment permitted by Section 7.08.

      7.06 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS; OTHER MATERIAL AGREEMENTS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under,
(a) its certificate or articles of incorporation, bylaws, partnership agreement, regulations or other organizational documents if such modification, amendment or waiver could reasonably be expected to have a Material Adverse Effect, or (b) the documents, instruments and agreements evidencing or otherwise pertaining to the Permitted Subordinate Debt.

      7.07 USE OF PROCEEDS. The proceeds of Borrowings will not be used for any purpose other than (a) to make intercompany advances from the Borrower to another Credit Party, (b) to refinance the obligations outstanding under the Existing Credit Agreement, (c) working capital, (d) to finance the acquisition, exploration, development and operation of Mineral Interests and the production, marketing, processing and transportation of Hydrocarbons therefrom, and related capital assets, and (e) for general corporate purposes. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin

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

Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations entered into in the ordinary course of the Borrower's and its Restricted Subsidiaries' business. Without limiting the foregoing, no Letter of Credit will be issued hereunder for the purpose of providing credit enhancement with respect to any Debt or equity security of any Credit Party, or to secure any Credit Party's obligations with respect to Hedge Transactions other than (i) Hedge Transactions with a Lender or an Affiliate of any Lender, or (ii) Hedge Transactions with a counterparty other than a Lender or an Affiliate of a Lender provided that such Hedge Transactions otherwise comply with the terms and provisions of this Agreement, including, without limitation, Section 7.01 and Section 7.10.

      7.08 INVESTMENTS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, directly or indirectly, make or have outstanding any Investment other than:

      (a)   Permitted Cash Equivalent Investments;

      (b) Investments in a Restricted Subsidiary that has provided a Guaranty and the Equity Interests of which have been pledged to Administrative Agent; or investments in a Person that will, upon the making of such Investment, become a wholly-owned Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all of its assets or a business unit to, the Borrower or any wholly-owned Restricted Subsidiary; provided that (i) the Borrower shall comply with Sections 6.13 and 6.14, as applicable, (ii) no Default exists or will result therefrom, (iii) no Borrowing Base Deficiency exists, and (iv) the representations and warranties set forth in Article V will be true and correct in all material respects after giving effect thereto;

      (c)   to the extent constituting a Guarantee permitted by Section 7.01;

      (d) to the extent constituting a Restricted Payment permitted by Section 7.02(b), (c), or (d);

      (e) receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

      (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

      (g) loans or advances to officers, directors and employees made in the ordinary course of business consistent with past practices of the Borrower or such Restricted Subsidiary;

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      (h)   Investments made in exchange for, or with the net cash proceeds received from, a substantially concurrent issue of new shares of common stock or other common Equity Interest of the Borrower;

      (i) Restricted Investments up to an aggregate amount under this Section 7.08(i) not to exceed $25,000,000 at any one time outstanding; and

      (j) Restricted Investments up to an aggregate amount under this Section 7.08(j) not to exceed the amount permitted under Section 7.02(a).

      7.09 TRANSACTIONS WITH AFFILIATES. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, engage in any transaction with an Affiliate (other than a Credit Party) unless such transaction is as favorable to such party as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

      7.10 HEDGE TRANSACTIONS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, enter into any Hedge Transactions other than (i) Oil and Gas Hedge Transactions that would not cause the volume of Hydrocarbons with respect to which a settlement payment is calculated under such Oil and Gas Hedge Transactions to exceed seventy-five percent (75%) of the Credit Parties' anticipated production from Proved Producing Mineral Interests during the period from the immediately preceding settlement date (or the commencement of such Hedge Transaction if there is no prior settlement date) to such settlement date, and/or (ii) the purchase of a floor or put that has the effect of setting a minimum commodity price for up to one hundred percent (100%) of such anticipated production from Proved Producing Mineral Interests (inclusive of any floor or put included in clause (i) of this Section 7.10).

      7.11  FISCAL YEAR. The Borrower will not change its Fiscal Year.

      7.12 CHANGE IN BUSINESS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, be engaged, as its principal business, in any business other than the businesses described in
Section 5.13 hereof.

      7.13  FINANCIAL COVENANTS.

      (a) The Borrower will not permit its ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.0 to 1.0 at the last day of each Fiscal Quarter, commencing June 30, 2004.

      (b) At the last day of each Fiscal Quarter, commencing June 30, 2004, the Borrower will not permit its ratio of (i) Consolidated EBITDA (for the four
(4) Fiscal Quarters ending on such date) to (ii) the sum of (A) Consolidated Net Interest Expense (for the four (4) Fiscal Quarters ending on such date) plus (B) Letter of Credit Fees (accruing during the Fiscal Quarter ending on such date) to be less than 2.5 to 1.

      7.14 BURDENSOME AGREEMENTS. The Borrower and Operating will not, nor will the Borrower and/or Operating permit any other Credit Party to, enter into any Material Agreement

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(other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or otherwise to transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Debt of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except:

      (1) (A) as contained in documents governing Permitted Subordinate Debt that, taken as a whole, are no more restrictive than those contained in the Original Issuance;

      (B)   as contained in documents governing any other Debt permitted by
Section 7.01(c) and (d) that, taken as a whole, are no more restrictive than those contained in the Loan Documents;

      (C) any customary encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to a merger agreement or an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

      (2)   with respect to clause (a)(iii) only,

      (A) any such encumbrance or restriction consisting of customary nonassignment provisions (including provisions forbidding subletting or sublicensing) in leases governing leasehold interests and licenses to the extent such provisions restrict the transfer of the lease or license or the property leased, or licensed thereunder;

      (B) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale; and

      (C) restrictions in the instruments creating a Permitted Encumbrance described in clause (g), (i), (j), (l) or (n) of the definition of Permitted Encumbrances, limiting Liens on the property subject to such Permitted Encumbrance.

      7.15  DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

      (a) The Borrower will not designate any Subsidiary as an Unrestricted Subsidiary, unless:

            (i) such Subsidiary has been designated as an "Unrestricted Subsidiary" as that term is used in the Indenture governing the Permitted Subordinate Debt;

            (ii) neither such Subsidiary nor any of its Subsidiaries has any Debt except Non-Recourse Debt;

            (iii) neither such Subsidiary nor any of its Subsidiaries is a party to any agreement, arrangement, understanding or other transaction with the Borrower or any Restricted Subsidiary, except those agreements and other transactions entered into in

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      writing in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower and each Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

            (iv) neither such Subsidiary nor any of its Subsidiaries is a Guarantor or has any outstanding Letter of Credit issued for its account;

            (v) neither such Subsidiary nor any of its Subsidiaries owns any Mineral Interests included in the Borrowing Base in effect at the time of such designation;

            (vi) at the time of such designation and immediately after giving effect thereto, no Borrowing Base Deficiency shall exist and no Default shall have occurred and be continuing;

            (vii) the Borrower would have been in compliance with Section 7.13(b) on the last day of the most recently ended Fiscal Quarter of the Borrower had such Subsidiary been an Unrestricted Subsidiary on such day;

            (viii) neither such Subsidiary nor any of its Subsidiaries owns any Debt or Equity Interest of, or is the beneficiary of any Lien on any property of, the Borrower or any Restricted Subsidiary;

            (ix) at or immediately prior to such designation, the Borrower delivers a certificate to the Administrative Agent certifying (A) the names of such Subsidiary and all of its Subsidiaries, and (B) that all requirements of this Section 7.15 have been met for such designation; and

            (x) the Investment represented by such designation is permitted under Section 7.08(h), Section 7.08(i) and/or Section 7.08(j).

      (b) If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Debt of such Subsidiary shall be deemed to be incurred as of such date.

      (c) The Borrower will not permit any Unrestricted Subsidiary to acquire or create any Subsidiary of such Unrestricted Subsidiary unless such Subsidiary is designated as an Unrestricted Subsidiary in accordance with this Section 7.15.

      (d) In the case of any designation by Borrower of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of Borrower in accordance with the provisions of this Agreement, such designation shall be deemed to have occurred for all purposes of this Agreement simultaneously with, and automatically upon, such person becoming a Subsidiary.

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                                 ARTICLE VIII.
                                    DEFAULTS

      8.01 EVENTS OF DEFAULT. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

      (a) the Borrower shall fail to pay when due any principal on any Loan or any reimbursement obligation with respect to any Letters of Credit when due;

      (b) the Borrower shall fail to pay when due accrued interest on any Loan or any fees or any other amount payable hereunder and such failure shall continue for a period of three (3) days following the due date;

      (c) the Borrower and/or Operating shall fail to observe or perform any covenant or agreement contained in Article VII of this Agreement;

      (d) any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Documents (other than those referenced in Sections 8.01(a), 8.01(b) or 8.01(c)) and such failure continues for a period of thirty (30) days after the earlier of (i) the date any Responsible Officer of any Credit Party acquires knowledge of such failure, or
(ii) written notice of such failure has been given to any Credit Party by Administrative Agent or any Lender;

      (e) any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or confirmed;

      (f) any Credit Party shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $5,000,000 or any other event or condition (other than a Special Mandatory Redemption) shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;

      (g) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate, partnership or limited liability company action to authorize any of the foregoing;

      (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any

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

substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy Laws as now or hereafter in effect;

      (i) one (1) or more final judgments or orders for the payment of money aggregating in excess of $5,000,000 shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for thirty
(30) days;

      (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower-Related Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) any Borrower-Related Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

      (k) this Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Documents to which it is a party, or any Lien created by the Loan Documents shall for any reason (other than the release thereof in accordance with the Loan Documents) cease to be a valid, first priority, perfected Lien upon any of the collateral purported to be covered thereby; or

      (l)   a Change of Control shall occur;

      then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (i) if requested by Required Lenders, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Required Lenders, take such other actions as may be permitted by the Loan Documents including, declaring the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable; provided that in the case of any of the Events of Default specified in Section 8.01(g) or Section 8.01(h), without any notice to any Credit Party or any other act by Administrative Agent or Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable.

      8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

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

Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

      (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      8.03  APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing to any Lender or any Affiliate of any Lender in respect of any Hedge Transaction entered into by a Credit Party with such Lender or such Affiliate of any Lender ratably among the Lenders, the L/C Issuer and such Lender or Affiliate of any Lender in respect of such Hedge Transactions in proportion to the respective amounts described in this clause Fourth held by them;

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      Fifth, to the Administrative Agent for the account of the L/C Issuer, to
Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

      Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                        ARTICLE IX.ADMINISTRATIVE AGENT

      9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor Operating shall have rights as a third party beneficiary of any of such provisions.

      9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

      (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

      (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel,

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

may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

      (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative

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

Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

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

      9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

      9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of

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

reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.10 COLLATERAL AND GUARANTY MATTERS. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

      (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

      (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

      Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

      (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the

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Required Lenders shall be necessary (i) to amend the definition of "Default
Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

      (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

      (g) release all or substantially all of the Guarantors from the Guaranties without the written consent of each Lender; or

      (h) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower, Operating, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

      (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) Change of Address, Etc. Each of the Borrower, Operating, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer.

      (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower or Operating even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C
Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

      (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) Indemnification by the Borrower. The Borrower shall indemnify each Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on

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contract, tort or any other theory, whether brought by a third party or by the
Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

      (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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      10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      10.06 SUCCESSORS AND ASSIGNS.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor Operating may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

            (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such

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      assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

            (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

            (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

            (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at

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any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

      (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of

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a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

      (i) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

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      10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the
Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

      For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or Operating against any and all of the obligations of the Borrower or Operating now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or Operating may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the

L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender fails to consent to any increase in the Borrowing Base proposed by the Administrative Agent, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

      (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

      (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

      (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

      (d)   such assignment does not conflict with applicable Laws.

      A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      10.14 GOVERNING LAW; JURISDICTION; ETC.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

      (b) SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND OPERATING IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT

OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR OPERATING OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      (c) WAIVER OF VENUE. EACH OF THE BORROWER AND OPERATING IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

      10.17 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

      10.18 SPECIAL PROVISIONS.

      (a) From and after the Closing Date, (i) each Exiting Lender shall cease to be a party to this Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under this Agreement with respect to the period from and after the Closing Date and, without limiting the foregoing, no Exiting Lender shall have any Commitment under this Agreement or any L/C Obligations outstanding hereunder, (iii) all Existing Letters of Credit will be deemed issued and outstanding under this Agreement and will be governed as if issued under this Agreement and (iv) no Exiting Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder). Effective as of the Closing Date, Fleet National Bank, as administrative agent under the Existing Credit Agreement, has resigned and, by a separate assignment, has assigned all of the rights and Liens securing the Existing Credit Agreement to the Administrative Agent hereunder.

      (b) The Lenders that are Lenders under the Existing Credit Agreement hereby waive any requirements for notice of prepayment, minimum amounts of prepayments of Loans (as defined in the Existing Credit Agreement), ratable reductions of the commitments of the Lenders under the Existing Credit Agreement and ratable payments on account of the principal or interest of any Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required under the Existing Credit Agreement.

      (c) The Lenders hereby authorize the Administrative Agent and the Borrower to request borrowings from the Lenders, to make prepayments of Loans (as defined in the Existing Credit Agreement) and to reduce commitments under the Existing Credit Agreement among the Lenders (as defined in the Existing Credit Agreement) in order to ensure that, upon the effectiveness of this Agreement, the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Applicable Percentages and that the Commitments shall be as set forth on Schedule 2.01 hereto and no such borrowing, prepayment or reduction shall violate any provisions of the Existing Credit Agreement or this Agreement. The Lenders hereby confirm that, from and after the Closing Date, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to Section 2.03(c) shall be based upon the Applicable Percentages of the Lenders (after giving effect to this Agreement).

      (d) The Lenders that are Lenders under the Existing Credit Agreement hereby ratify and confirm:

            (i) the amendment and restatement of that certain Mortgage-Short Term Mortgage Redemption, Collateral Real Estate Mortgage, Line of Credit Mortgage, Deed of Trust, Trust Deed, Security Agreement, Financing Statement and Assignment of Production dated as of June 25, 2002 from Operating, as Mortgagor, to Fleet National Bank, as administrative agent, as Mortgagee ("Prior Mortgagee"), or to George W. Passela or to GeoScout Land & Title Company, Inc., as Trustee, which amendment and restatement is made pursuant to that certain Assignment of Liens and Amended and Restated Mortgage-Short Term Mortgage Redemption, Collateral Real Estate Mortgage, Line of Credit Mortgage, Deed of Trust, Trust Deed, Security Agreement, Financing Statement and Assignment of Production dated as of August 19, 2004 entered into (A) by and among Prior Mortgagee, Administrative Agent, Borrower and Operating, and (B) from Operating, as Mortgagor, to Administrative Agent, as Mortgagee, or to Prlap, Inc. or to GeoScout Land & Title Company, Inc., as Trustee;

            (ii) the amendment and restatement of those certain Pledge Agreements, each dated as of June 25, 2002, made pursuant to the Existing Credit Agreement by the following Pledgors, respectively: Borrower, EAP Operating, Inc. ("Operating GP"), EAP Properties, Inc. ("Properties"), and EAP Energy, Inc. ("Energy"), which amendment and restatement is made pursuant to that certain Amended and Restated Pledge Agreement dated as of August 19, 2004 made by Borrower, Operating GP, Operating, Properties, and Energy in favor of Administrative Agent for the benefit of Lenders; and

            (iii) the amendment and restatement of those certain Facility Guaranties, each dated as of June 25, 2002 and made pursuant to the Existing Credit Agreement by the following Guarantors, respectively:
      Operating GP, Operating, Energy, EAP Energy Services, L.P. ("Services"), and Properties, which amendment and restatement is made pursuant to that certain Amended and Restated Guaranty dated as of August 19, 2004 made by Operating GP, Operating, Energy, Services, and Properties.

      (e) The Borrower hereby terminates, effective as of the Closing Date, in full the commitments under the Existing Credit Agreement of the Exiting Lenders.

      10.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            ENCORE ACQUISITION COMPANY

                                            By: /s/ ROY W. JAGEMAN
                                                --------------------------------
                                                Roy W. Jageman
                                                Executive Vice President, Chief
                                                Financial Officer, Treasurer and
                                                Corporate Secretary

                                            ENCORE OPERATING, L.P.

                                            By: EAP Operating, Inc., its sole
                                                general partner

                                            By: /s/ ROY W. JAGEMAN
                                                --------------------------------
                                                Roy W. Jageman
                                                Executive Vice President, Chief
                                                Financial Officer, Treasurer and
                                                Corporate Secretary

                                                         ENCORE CREDIT AGREEMENT

                                            BANK OF AMERICA, N.A.,
                                            as Administrative Agent

                                            By: /s/ JEFFREY H. RATHKAMP
                                                --------------------------------

                                            Name: Jeffrey H. Rathkamp
                                                  ------------------------------

                                            Title:
                                                   -----------------------------

                                                         ENCORE CREDIT AGREEMENT

                                            BANK OF AMERICA, N.A., as a Lender,
                                            L/C Issuer

                                            By: /s/ JEFFREY H. RATHKAMP
                                                --------------------------------

                                            Name: Jeffrey H. Rathkamp
                                                  ------------------------------

                                            Title: Director
                                                   -----------------------------

                                                         ENCORE CREDIT AGREEMENT

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                            BANK OF SCOTLAND, as Lender

                                            By:  /s/ KAREN WORKMAN
                                                 -------------------------------
                                                 Name: Karen Workman
                                                 Title: Assistant Vice President

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                             BNP PARIBAS, as a Lender and
                                             Co-Documentation Agent


                                             By:  /s/ DAVID DODD
                                                  ------------------------------
                                                  Name:  David Dodd
                                                  Title: Director

                                             By:  /s/ POLLY SCHOTT
                                                  ------------------------------
                                                  Name:  Polly Schott
                                                  Title: Vice President

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                           CALYON NEW YORK BRANCH, as a Lender



                                           By:  /s/ PHILIPPE SOUSTRA
                                                ------------------------------
                                                Name:  Philippe Soustra
                                                Title: Executive Vice President

                                           By:  /s/ JACQUES BUSQUET
                                                ------------------------------
                                                Name:  Jacques Busquet
                                                Title: Executive Vice President

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                             CITIBANK, N.A., as a Lender and
                                             Co-Documentation Agent


                                             By:  /s/ JORONNE JETER
                                                  ------------------------------
                                                  Name:  Joronne Jeter
                                                  Title: Attorney-in-Fact

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                           COMERICA BANK, as a Lender



                                           By:  /s/ MICHELE L. JONES
                                                ------------------------------
                                                Name:  Michele L. Jones
                                                Title: Vice President -
                                                       Texas Division


      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                             COMPASS BANK, as a Lender


                                             By: /s/ John M. Falbo
                                                --------------------------------
                                                  Name: John M. Falbo
                                                  Title: Senior Vice President

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                             FORTIS CAPITAL CORP., as a lender
                                             and Co-Syndication Agent


                                             By: /s/ Darrell W. Holley
                                                 -------------------------------
                                                  Name: Darrell W. Holley
                                                  Title: Managing Director


                                                 /s/ David Montgomery
                                                 -------------------------------
                                                  Name: David Montgomery
                                                  Title: Senior Vice President


      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                             THE FROST NATIONAL BANK, as a
                                             lender

                                             By: /s/ Clifford Keiser
                                                --------------------------------
                                                  Name: Clifford Keiser
                                                  Title: Sr. Vice President

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                       KEYBANK NATIONAL ASSOCIATION, as a Lender
                                       -----------------------------------------
                                       (Name of Lender)

                                       By: /s/ THOMAS RAJAN
                                           -------------------------------------
                                           Name:  Thomas Rajan
                                           Title: Vice President

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                             SUNTRUST BANK, as a Lender
                                             -----------------------------------
                                             (Name of Lender)

                                             By:  /s/ JAMES M. WARREN
                                                  ------------------------------
                                                  Name:  James M. Warren
                                                  Title: Director

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                     UNION BANK OF CALIFORNIA, N.A., as a Lender
                                     -------------------------------------------
                                     (Name of Lender)

                                     By: /s/ SCOTT MYATT
                                         ---------------------------------------
                                         Name:  Scott Myatt
                                         Title: Assistant Vice President

                                     By: /s/ SEAN MURPHY
                                         ---------------------------------------
                                         Name:  Sean Murphy
                                         Title: Vice President

      Dated as of August 19, 2004.

                                LENDER ADDENDUM

      The undersigned Lender (i) consents to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Encore Acquisition Company ("the Borrower"), Encore Operating, L.P., Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and agrees to all of the provisions thereof, and (ii) becomes a party to the Credit Agreement, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 2.01 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as a Lender and Co-Syndication Agent

                                            By:  /s/ DAVID HUMPHREYS
                                                 -------------------------------
                                                 Name: David Humphreys
                                                 Title: Director

      Dated as of August 19, 2004.

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                           AND APPLICABLE PERCENTAGES

                                                                                    APPLICABLE
           LENDER                                COMMITMENT                         PERCENTAGE
           ------                                ----------                         ----------
    Bank of America, N.A.                       $ 84,375,000                              11.25%

    Fortis Capital Corp.                        $ 75,000,000                              10.00%

     Wachovia Bank, N.A.                        $ 75,000,000                              10.00%

       Citibank, N.A.                           $ 75,000,000                              10.00%

         BNP Paribas                            $ 75,000,000                              10.00%

   Calyon New York Branch                       $ 50,625,000                               6.75%

        Comerica Bank                           $ 50,625,000                               6.75%

   The Frost National Bank                      $ 50,625,000                               6.75%

KeyBank National Association                    $ 50,625,000                               6.75%

        SunTrust Bank                           $ 50,625,000                               6.75%

        Compass Bank                            $ 37,500,000                               5.00%

        Union Bank of                           $ 37,500,000                               5.00%
      California, N.A.

      Bank of Scotland                          $ 37,500,000                               5.00%

            Total                               $750,000,000                      100.000000000%

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